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                                                                    EXHIBIT 23.4

                  [LETTERHEAD OF SBC WARBURG DILLON READ INC.]

                    CONSENT OF SBC WARBURG DILLON READ INC.

  We hereby consent to the use of Appendix C containing our opinion letter dated May 30, 1998 to the Board of Directors of Mid-America Realty Investments, Inc. (the "Company") in the Proxy Statement/Prospectus constituting a part of the Registration Statement on Form S-4 relating to the proposed combination of the Company and Bradley Real Estate, Inc. and to the references to our firm in such Proxy Statement/Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          SBC WARBURG DILLON READ INC.

                                              /s/ SBC Warburg Dillon Read Inc.
                                          By: _________________________________

New York, New York
June 8, 1998